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                                EXHIBIT 3.8.1
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                                                                   EXHIBIT 3.8.1

                                STATE OF FLORIDA

                           ARTICLES OF INCORPORATION

                                       OF

                              PAXSON OUTDOOR, INC.


         FIRST:  The corporate name that satisfies the requirements of section
607.0401 is:  PAXSON OUTDOOR, INC.

         SECOND: The address of the principal office, if known, and the mailing address of the corporation is:

                              18401 U.S. 19 North
                           Clearwater, Florida  34624

         THIRD: The number of shares the corporation is authorized to issue is: Ten Thousand (10,000) common shares with a par value of One Dollar ($1.00).

         FOURTH: The street address of the initial registered office of the corporation is: c/o C T CORPORATION SYSTEM, 1200 South Pine Island Road, City of Plantation, Florida 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

         FIFTH: The number of directors constituting the initial board of directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and shall qualify is:

         Lowell W. Paxson                    700 Spottis Woode Lane
                                             Clearwater, Florida  34616

         SIXTH:  The name and address of each incorporator is:

         Joey Bryan                          1311 Executive Center Drive
                                             Suite 200
                                             Tallahassee, Florida  32301

         The undersigned has executed these Articles of Incorporation this ___ day of ________________, 1993.


                                               /s/ Joey Bryan
                                             --------------------------------
                                             Joey Bryan, Incorporator
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         Acceptance by the registered agent as required in section 607.0501 (3)
F.S.: C T CORPORATION SYSTEM is familiar with and accepts the obligations provided for in section 607.0505.

                                               C T CORPORATION SYSTEM



Dated   August 31, 1993

                                               By: /s/ Connie Buyer
                                               -------------------------------
                                               Special Assistant Secretary





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